Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Michael A. Metzger, Chief Executive Officer and Director of Syndax Pharmaceuticals, Inc. (the “Company”), and Keith A. Goldan, Chief Financial Officer and Treasurer of the Company, each hereby certifies that, to the best of his knowledge:

(1) The Company’s Annual Report on Form 10-K, for the year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Annual Report.

Date: March 3, 2025

By	/s/ Michael A. Metzger
Michael A. Metzger
Chief Executive Officer

Date: March 3, 2025

By	/s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer and Treasurer

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* This certification accompanies the Annual Report, to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing